4/12/2021 exe29_jnlnypartagmnt05012010.htm https://www.sec.gov/Archives/edgar/data/933691/000093369110000039/exe29_jnlnypartagmnt05012010.htm 1/14 EX-99.E UNDR CONTR 17 exe29_jnlnypartagmnt05012010.htm EXHIBIT (E)(29) AF_CGTC_JNLNY PARTICIPATION AGREEMENT 05-01-2010 EX-99.23(e)(29) MASTER FUND PARTICIPATION AGREEMENT THIS AGREEMENT is entered into as of this 1st day of May, 2010 among Jackson National Life Insurance Company of New York ("Insurance Company"), on behalf of itself and certain of its separate accounts; JNL Series Trust (“Trust”), an open-end investment company organized under the laws of the Commonwealth of Massachusetts; AMERICAN FUNDS INSURANCE SERIES (“Series”), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts; and CAPITAL RESEARCH AND MANAGEMENT COMPANY (“CRMC”), a corporation organized under the laws of the State of Delaware. WITNESSETH: WHEREAS, Insurance Company proposes to issue, now and in the future, certain multi-manager variable annuity contracts and/or variable life policies (the “Contracts”); WHEREAS, Insurance Company has established pursuant to applicable insurance law one or more separate accounts (each, an “Account”) for purposes of issuing the Contracts and has or will register each Account (unless the Account is exempt from such registration) with the United States Securities and Exchange Commission (the “Commission”) as a unit investment trust under the Securities Act of 1933, as amended (the “1933 Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”); WHEREAS, the Contracts, which are or will be registered by Insurance Company (unless exempt from such registration) with the Commission for offer and sale, will be in compliance with all applicable laws prior to being offered for sale; WHEREAS, the Series is divided into various funds (the “Master Funds”), and each Master Fund is subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Master Fund; WHEREAS, the Trust is divided into various series (the “Funds”), and each Fund has its own assets and liabilities and invests in securities in accordance with its investment objectives and policies, as described in the registration statement for the Funds; WHEREAS, certain Funds propose to hold as their only investment shares of a corresponding Master Fund as set forth in Attachment A, as such Attachment may be amended from time to time by mutual agreement in writing, with each such Fund having the same investment objective and compatible fundamental investment restrictions and policies as the corresponding Master Fund as described in the registration statement for the Master Fund; WHEREAS, certain Master Funds (through the Funds) listed in Attachment A to this Agreement will serve as certain of the underlying investment mediums for the Funds that are available under the Contracts issued with respect to the Accounts listed on Attachment B; and WHEREAS, CRMC is the investment adviser for the Series. NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Insurance Company, the Trust, the Series and CRMC hereby agree as follows: 1. (a) The Series and CRMC each represents and warrants to Insurance Company and the Trust that: (i) a registration statement under the 1933 Act and under the 1940 Act (collectively, the “SEC Filings”) with respect to the Series has been filed with the Commission in the form previously delivered to Insurance Company and the Trust, and copies of any and all amendments thereto will be forwarded to Insurance Company and the Trust at the time that they are filed with the Commission; (ii) the Series is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing, and properly qualified in accordance with the laws of the Commonwealth of Massachusetts; (iii) the shares of the of the Master Funds sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Series will remain registered as an open-end management investment company under the 1940 Act for as long as such shares of the Master Funds are sold; (iv) the Series will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares and the Series’ registration statement and any further amendments thereto will, when they become effective, and all definitive prospectuses and statements of additional information and any further supplements thereto (the “Prospectus”) shall, conform in all material respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the

4/12/2021 exe29_jnlnypartagmnt05012010.htm https://www.sec.gov/Archives/edgar/data/933691/000093369110000039/exe29_jnlnypartagmnt05012010.htm 2/14 statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by Insurance Company and the Trust expressly for use therein; and (v) the Series and CRMC will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder. (b) The Series and CRMC represent and warrant that all of the Series trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Series are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Series in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. (c) CRMC represents and warrants that: i) it is lawfully organized and validly existing under the laws of its state of organization; ii) it has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement; iii) this Agreement constitutes its legal, valid and binding obligation, enforceable against the Series and CRMC in accordance with its terms; iv) no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement; v) any information furnished in writing by CRMC for use in the registration statement or annual report of the Trust or the Contracts will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the Trust’s or the Contracts’ registration statements failing to materially conform in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder; vi) it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws; and vii) that it will perform its obligations for the Series in accordance in all material respects with the laws of the State of Massachusetts and any applicable state and federal securities laws. 2. (a) The Trust represents and warrants to the Series and CRMC that (i) the shares of the Funds are or will be registered under the 1933 Act and that the shares will be issued, sold and distributed in compliance in all material respects with all applicable federal securities laws; (ii) the Trust is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of Massachusetts; (iii) the Trust is and shall remain at all times while this Agreement is in force, registered as an open-end management investment company under the 1940 Act; (iv) the SEC Filings (including the registration statement) of the Trust conform or, when they become effective, will conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust by CRMC or the Series expressly for use therein; (v) and the Trust will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder. (b) Insurance Company represents and warrants to the Series and CRMC that: i) it has the corporate power and the authority to enter into and perform all of its duties and obligations under this Agreement; ii) this Agreement constitutes its legal, valid and binding obligation, enforceable against each above-named party in accordance with its terms; iii) no consent or authorization of, filing with, or other act by or in respect of any governmental authority is

4/12/2021 exe29_jnlnypartagmnt05012010.htm https://www.sec.gov/Archives/edgar/data/933691/000093369110000039/exe29_jnlnypartagmnt05012010.htm 3/14 required in connection with the execution, delivery, performance, validity or enforceability of this Agreement; iv) it will or has established the Accounts as separate accounts under Michigan law; v) it has registered the Accounts as unit investment trusts under the 1940 Act to serve as investment vehicles for certain Contracts or, alternatively, has not registered one or more of the Accounts in proper reliance upon an exclusion from registration under the 1940 Act; vi) the Contracts are or will be and at the time of issuance will be treated as variable annuity contracts and variable life insurance policies, as applicable, under applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), that Insurance Company will maintain such treatment and that it will notify the Series immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future; vii) any information furnished in writing by Insurance Company for use in the registration statement or annual report of the Series will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the Series’ registration statement’s failing to materially conform in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder; and viii) the Accounts invest in the Funds in reliance on the status of each Account as a “Permitted Investor” within the meaning of Section 817(h)(4)(A) of the Internal Revenue Code of 1986, as amended and regulations thereunder. 3. (a) The Series will furnish to Insurance Company and the Trust such information with respect to the Series in such form and signed by such of its officers as Insurance Company and the Trust may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise Insurance Company and the Trust immediately of: (i) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; (ii) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it becomes aware; or (3) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading. (b) The Series will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Series as may reasonably be necessary for use as the funding vehicle for the Contracts. 4. The Series or American Funds Service Company (the “Transfer Agent”) will compute the closing net asset value, and any distribution information (including the applicable ex-date, record date, payable date, distribution rate per share, income accrual and capital gains information) for each Master Fund as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern Time) on each day the New York Stock Exchange is open for business (a “Business Day”) or at such other time as the net asset value of a Master Fund is calculated, as disclosed in the relevant Master Funds’ current prospectuses. The Series or the Transfer Agent will use their best efforts to communicate to the Insurance Company such information by 6:30 p.m. Eastern Time on each Business Day. Such information shall be accurate and true in all respects and updated continuously. 5. In the event an adjustment is made to the computation of the net asset value of Master Fund shares as reported to Insurance Company under paragraph 4, (1) the correction will be handled in a manner consistent with SEC guidelines and the Investment Company Act of 1940, as amended and (2) the Series or Transfer Agent shall notify Insurance Company as soon as practicable after discovering the need for any such adjustment. Additional shares of the Series and any amounts due the Funds and or Insurance Company shall be paid promptly consistent with the Funds and Insurance Company’s obligations to timely make correcting payments to and correct Contract owner accounts. Notification may be made in the following manner: (a) Fund/SERV Transactions. The parties agree that they will, as soon as reasonably practicable, in light of applicable economic and operational considerations, use the National Securities Clearing Corporation’s Mutual Fund Settlement, Entry and Registration Verification (“Fund/SERV”) system, and if Fund/SERV is used, any corrections to the fund prices for the prior trade date will be submitted through the Mutual Fund Profile with the correct fund prices and applicable date. If the corrections are dated greater than trade date plus one, a facsimile should be sent in addition to the Mutual Fund Profile submission; or (b) Manual Transactions. Until such time as Fund/SERV is used, or if there are technical problems with Fund/SERV, or if

4/12/2021 exe29_jnlnypartagmnt05012010.htm https://www.sec.gov/Archives/edgar/data/933691/000093369110000039/exe29_jnlnypartagmnt05012010.htm 4/14 the parties are not able to transmit or receive information through Fund/SERV (as is currently contemplated as of the date of this Agreement), any corrections to Master Fund prices should be communicated by facsimile or by electronic transmission acceptable to Transfer Agent. With respect to errors in the net asset value as communicated to the Fund or Insurance Company, the correction will be handled in a manner consistent with SEC guidelines and the Investment Company Act of 1940. Additional shares of the Series and any amounts due the Funds and or Insurance Company shall be paid promptly consistent with the Funds and Insurance Company’s obligations to timely make correcting payments to and correct Contract owner accounts. 6. Purchases and redemptions of shares shall be handled in the following manner: (a) Manual Transactions. In the event manual transactions are used, the following provisions shall apply: i) Next Day Transmission of Orders. The Insurance Company, on behalf of the Fund, will notify the Transfer Agent by 8:00 a.m. Eastern Time, on the next Business Day the aggregate amounts of purchase orders and redemption orders, that were placed for each Master Fund by 4:00 p.m. Eastern time on the prior Business Day (the “Trade Date”). The Fund represent that orders it receives after 4:00 p.m. Eastern time on any given Business Day will be transmitted to the Transfer Agent using the following Business Day’s net asset value. Transfer Agent may process orders it receives after the 8:00 a.m. deadline using the following Business Day’s net asset value. ii) Purchases. All orders received by the Fund by 4:00 p.m. on a Business Day and communicated to the Transfer Agent by the 8:00 a.m. deadline shall be treated by the Transfer Agent as if received as of the close of trading on the Trade Date and the Transfer Agent will therefore execute orders at the net asset values determined as of the close of trading on the Trade Date. The Fund will initiate payment by wire transfer to a custodial account designated by the Series for the aggregate purchase amounts prior to 4:00 p.m. Eastern time on the next Business Day following Trade Date. iii) Redemptions. Aggregate orders for redemption of shares of the Master Funds will be paid in cash and wired from the Master Funds' custodial account to an account designated by the Fund. Transfer Agent will initiate payment by wire to the Fund or its designee of proceeds of such redemptions two days following the Trade Date (T+2). (b) Fund/SERV Transactions. For transactions via the Fund/SERV system, the following provisions shall apply: i) The Fund (or its designee) and Transfer Agent will be bound by the terms of the Fund/SERV Agreement filed by each with the NSCC. Without limiting the generality of the following provisions of this section, the Fund and Transfer Agent each will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV and the Networking Matrix Level utilized. ii) Any information transmitted through Networking by any party to the other and pursuant to this Agreement will be accurate, complete, and in the format prescribed by the NSCC. Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Networking and to limit the access to, and the inputting of data into, Networking to persons specifically authorized by such party. iii) Same Day Trades. On each Business Day, the Fund shall aggregate and calculate the purchase orders and redemption orders received by it prior to the Close of Trading on each Business Day. The Fund shall communicate to Transfer Agent for that Business Day, by Fund/SERV, the aggregate purchase orders and redemption orders (if any) for the Fund received by the Close of Trading such Business Day (the “Trade Date”) by no later than 5:00 a.m. Eastern Time on the following Business Day. Transfer Agent shall treat all trades communicated to Transfer Agent in accordance with the foregoing as if received prior to the Close of Trading on the Trade Date. All orders received by a Fund after the close of trading on a Business Day shall not be transmitted to NSCC prior to 5:00 a.m. Eastern Time on the following Business Day, and the Fund represents that orders it receives after 4:00 p.m. Eastern time on any given Business Day will be transmitted to the Transfer Agent using the following Business Day’s net asset value. Transfer Agent may process orders it receives after the 5:00 a.m. deadline using the net asset value determined on the Business Day following the Trade Date. (c) Contingencies. All orders are subject to acceptance by Transfer Agent and become effective only upon confirmation by Transfer Agent. Upon confirmation, the Transfer Agent will verify total purchases and redemptions and the closing

4/12/2021 exe29_jnlnypartagmnt05012010.htm https://www.sec.gov/Archives/edgar/data/933691/000093369110000039/exe29_jnlnypartagmnt05012010.htm 5/14 share position for each Master Fund. In the case of delayed settlement, Transfer Agent and the Fund shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the Investment Company Act of 1940. Such wires for the Funds should be sent to: JPMorgan Chase Bank New York, NY 021000021 9009000127 FBO JNAM Accounts-P 04375 Such wires for Transfer Agent should be sent to: Wells Fargo Bank 707 Wilshire Blvd. 13th flr. Los Angeles, CA 90017 ABA #: 121000248 Bank A/C #: 4100060532 AFS Account # and Fund # FBO Jackson National Life (shareholder account number) (d) Processing Errors. Processing errors which result from any delay or error caused by a Fund or its designee may be adjusted through the NSCC System by the Fund by the necessary transactions on a current basis. (e) Coding. If applicable, orders for the purchase of Master Fund shares shall include the appropriate coding to enable Transfer Agent to properly calculate commission payments to any broker-dealer firm assigned to the Separate Account. (f) Reconciliation. The Fund shall reconcile share positions with respect to each Master Fund for each Fund as reflected on its records to those reflected on statements from Transfer Agent and shall, on request, certify that each Fund's share positions with respect to each Master Fund reported by Transfer Agent reconcile with share positions for that Fund. Fund shall promptly inform Transfer Agent of any record differences and shall identify and resolve all non- reconciling items within five business days. (g) Verification. Within a reasonable period of time after receipt of a confirmation relating to an Instruction, a Fund shall verify its accuracy in terms of such Instruction and shall notify Transfer Agent of any errors appearing on such confirmation. (h) Order Processing. Any order by a Fund for the purchase of shares of the respective Master Funds through Transfer Agent shall be accepted at the time when it is received by the Transfer Agent (or any clearinghouse agency that Transfer Agent may designate from time to time), and at the offering and sale price next determined, unless rejected by Transfer Agent or the respective Master Funds. In addition to the right to reject any order, the Series has reserved the right to withhold shares from sale temporarily or permanently. Transfer Agent will not accept any order that is placed on a conditional basis or subject to any delay or contingency prior to execution. The procedure relating to the handling of orders shall be subject to instructions that Transfer Agent shall forward from time to time to all members of the selling group. The shares purchased will be issued by the respective Master Funds only against receipt of the purchase price, in collected New York or Los Angeles Clearing House funds. If payment for the shares purchased is not received within three days after the date of confirmation, the sale may be cancelled by Transfer Agent or by the respective Master Funds without any responsibility or liability on the part of the Transfer Agent or the Master Funds, and the Transfer Agent and/or the respective Master Funds may hold the Insurance Company or the Funds responsible for any loss, expense, liability or damage, including loss of profit suffered by the Transfer Agent and/or the respective Master Funds, resulting from the Fund’s delay or failure to make payment as aforesaid. 7. The Series reserves the right to temporarily suspend sales if the Board of Trustees of the Series, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deems it appropriate and in the best interests of shareholders or in response to the order of an appropriate regulatory authority. Further, the Board of Trustees of the Series (the "Series Board") may refuse to sell shares of any Master Fund to any person, or suspend or terminate the offering of shares of any Master Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Series Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state law, necessary in the best interests of the shareholders of such Master Fund, and as consistent with its anti market-timing and late-trading policies and procedures. 8. The Trust has policies and procedures in place to detect and discourage short-term or disruptive trading practices, which may

4/12/2021 exe29_jnlnypartagmnt05012010.htm https://www.sec.gov/Archives/edgar/data/933691/000093369110000039/exe29_jnlnypartagmnt05012010.htm 6/14 include (but is not limited to) monitoring Contract holder trading activity. Insurance Company and the Trust reserve the right to refuse, to impose limitations on, or to limit any transaction request if the request would tend to disrupt Contract administration or is not in the best interest of the Contract holders or an Account or Subaccount. 9. The Trust will make Class 1 shares of the Funds listed on Attachment A available to Insurance Company and will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Funds as may reasonably be necessary for use as the funding vehicle for the Contracts and to maintain a continuous offering of the shares of the Funds. 10. The Contracts funded through each Account will provide for the allocation of net amounts among certain Subaccounts corresponding to the Fund investing in Class 1 shares of each Master Fund (each, a “Subaccount”) for investment in shares of the Funds as may be offered from time to time in the Contracts. The selection of the particular Subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts. 11. Transfer of the Series’ shares will be by book entry only. No stock certificates will be issued to the Accounts or Funds. Shares ordered from a particular Master Fund will be recorded by the Series as instructed by the Trust in an appropriate title for the corresponding Fund. Shares ordered from a particular Fund will be recorded by the Trust or the Trust’s transfer agent as instructed by Insurance Company in an appropriate title for the corresponding Account or Subaccount. 12. The Series shall furnish notice of the dividend rate to the Trust of any dividend or distribution payable on any shares of the Master Funds held by the Funds prior to the close of business on the ex-dividend date. The Trust hereby elects to receive all such dividends and distributions as are payable on shares of a Master Fund recorded in the title for the corresponding Fund in additional shares of that Master Fund. The Series shall notify the Trust of the number of shares so issued. The Trust reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. 13. The Series shall pay all expenses incidental to its performance under this Agreement. The Series shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state laws prior to their purchase for the Account. The Series shall bear the expenses for the cost of registration of its shares, preparation of prospectuses (which in this Agreement shall include any summary prospectuses unless the context otherwise requires) and statements of additional information to be sent to existing Contract owners (upon request in the case of the statement of additional information), proxy statements and related materials and annual and semi-annual shareholder reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series’ shares subject to this Agreement. The Series will provide Insurance Company, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one to each Contract owner or prospective Contract owner who requests such Statement of Additional Information. With respect to any prospectus (the “Report”) of the Series that are printed in combination with the Report of other investment options for the Contracts (the “Booklet”), the Series shall bear the costs of printing and mailing the Booklet to existing Contract owners based on the ratio of the number of pages of the Series’ Reports included in the Booklet to the number of pages in the Booklet as a whole. 14 (a) Insurance Company shall bear the expenses for the cost of preparation and delivery of any Series prospectuses (and supplements thereto) to be sent to prospective Contract owners. The Series shall provide, at its expense, such documentation, if any as may be required, (in camera-ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for Insurance Company once each year (or more frequently if the prospectus for the Series is amended), to have the prospectus or prospectuses, for the Contracts and the Series, printed together in one or more documents (such printing to be done at Insurance Company’s expense with respect to prospective investors and such printing and mailing to be done at Series’ expense to existing Contract owners). (b) The Series will provide to the Insurance Company and the Trust at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials that pertain to the Contracts, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Series or its shares, within a reasonable time after filing of each such document with the Commission or the Financial Industry Regulatory Authority. (c) The Series and CRMC hereby consent to the Insurance Company's and Trust's use of the names of the Series and CRMC, as well as the names of the Master Funds set forth in Attachment A of this Agreement, in connection with marketing the Funds and Contracts, subject to Section 7 of that certain Business Agreement, by and among Insurance Company, CRMC, Jackson National Life Distributors and American Funds Distributors. The Company acknowledges and agrees that CRMC and/or its affiliates own all right, title and interest in and to the names Capital Research and Management Company, American Funds, American Funds Distributors and American Funds Insurance Series, and covenants not, at any time, to challenge the rights of CRMC and/or its affiliates to such name or design, or the validity

4/12/2021 exe29_jnlnypartagmnt05012010.htm https://www.sec.gov/Archives/edgar/data/933691/000093369110000039/exe29_jnlnypartagmnt05012010.htm 7/14 or distinctiveness thereof. The Series and CRMC hereby consent to the use of any trademark, trade name, service mark or logo used by the Series and CRMC, subject to the Series', and CRMC's approval of such use and in accordance with reasonable requirements of the Series or CRMC. Such consent will terminate with the termination of this Agreement. The Insurance Company and Trust agree and acknowledge that all use of any designation comprised in whole or in part of the name, trademark, trade name, service mark and logo under this Agreement shall inure to the benefit of the Series and/or CRMC. (d) The Trust may distribute the prospectuses of the funds within the Series pursuant to Rule 498 of the Securities Act of 1933 (“Rule 498”). For purposes of this Agreement, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498. (e) The parties agree that neither the Insurance Company nor the Trust is required to distribute Summary Prospectuses, Statutory Prospectuses, or other Series’ documents to its contract owners, but rather delivery or use of the Summary Prospectus, the Statutory Prospectus or other Series’ documents will be at the discretion of Insurance Company and the Trust. The Insurance Company and the Trust each agree that it will give CRMC and the Series sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus. The following representations and warranties apply to the extent the Insurance Company or the Trust distributes the Summary Prospectus and or Statutory Prospectuses: i) The Series and CRMC represent and warrants that: A. the Summary Prospectuses and the hosting of such Summary Prospectuses will comply in all material respects with the requirements of Rule 498 applicable to the Series and its funds; B. the url indicated on each Summary Prospectus will lead contract owners directly to the web page used for hosting the current Series and fund documents required to be posted in compliance with rule 498, which shall include the Statutory Prospectus; and C. they will be responsible for compliance with the provisions of Rule 498(f)(i) involving contract owner requests for additional Fund documents made directly to the Series, CRMC or one of their affiliates. i) The Insurance Company and the Trust represent and warrant that: A. they will be responsible for compliance with the provisions of Rule 498(f)(i) involving contract owner requests for additional fund documents made directly to the Insurance Company, the Trust or one of their affiliates; and B. any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498. (f) CRMC and the Series may provide web links or url’s to the Insurance Company and/or the Trust for use with their electronic delivery of fund documents or on the Insurance Company’s website. Insurance Company and/or the Trust will be solely responsible for the maintenance of such web links. CRMC and the Series will be responsible for maintaining the Series’ and funds’ current documents on the site to which such web links or url’s originally navigate to. 15. (a) Insurance Company represents and warrants to the Series that any information furnished in writing by Insurance Company or the Trust to the Series for use in the registration statement and financial statements of the Series will not result in the registration statement’s failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading. (b) The Series and CRMC represent and warrant to Insurance Company and the Trust that any information furnished in writing by the Series or CRMC to Insurance Company or the Trust for use in the registration statement and financial statements of the Trust or the Contracts will not result in the registration statement’s failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading. 16. (a) Insurance Company, the Trust and their affiliates shall make no representations concerning the Series’ shares except those contained in the then current registration statement, Prospectus, or statement of additional information of the Series, in such printed information subsequently issued on behalf of the Series or other funds managed by CRMC as supplemental to the Series’ Prospectus, in information published on the Series’ or CRMC’s internet site, or in materials approved by CRMC or its affiliates.

4/12/2021 exe29_jnlnypartagmnt05012010.htm https://www.sec.gov/Archives/edgar/data/933691/000093369110000039/exe29_jnlnypartagmnt05012010.htm 8/14 (b) The Series and their affiliates shall make no representations concerning the Trust's shares or the Contracts except those contained in the then current registration statement, Prospectus or statement of additional information of the Trust or Contract, in such printed information subsequently issued on behalf of the Trust or Insurance Company as supplemental to the Trust's or Contract's Prospectus, or in materials approved by the Insurance Company, the Trust or its affiliates. 17. (a) Shares of the Series may be offered to separate accounts of various insurance companies ("Participating Insurance Companies") in addition to the Trust. The Series and CRMC represent and warrant that each Master Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that they will maintain such qualification (under Subchapter M or any successor or similar provision) and that no other Participating Insurance Company or Underlying Fund will purchase shares in any Master Fund for any purpose or under any circumstances that would preclude Insurance Company or the Trust from “looking through” to the investments of each Master Fund in which it invests, pursuant to the “look through” rules found in Treasury Regulation 1.817-5. The Series or CRMC will notify the Insurance Company and the Trust immediately upon having a reasonable basis for believing that any Master Fund has ceased to so qualify or that any might not so qualify in the future. (b) The Series and CRMC represent and warrant that the Series and each Master Fund will at all times comply with the diversification requirements of Section 817(h) of the Code and any regulations thereunder applicable to variable contracts as defined in Section 817(d) of the Code and any amendments or other modifications or successor provisions to such Sections or regulations (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting those Sections or regulations), as if those requirements applied directly to each such Master Fund. The Series and CRMC represent and warrant that any failure to comply with such diversification requirements would be a material breach of this Agreement as it may result in the Contracts not being treated as variable contracts for federal income tax purposes which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. The Series will notify the Company immediately upon having a reasonable basis for believing that the Series or a Master Fund thereunder has ceased to comply with the diversification requirements or that the Series or Master Fund might not comply with the diversification requirements in the future. In the event of a breach of this representation and warranty the Series will take all reasonable necessary steps to adequately diversify the Series so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5. The Series will provide Insurance Company and the Trust with securities holdings reports for each Master Fund within ten days after each calendar quarter. 18. The Series hereby notifies Insurance Company and the Trust that it may be appropriate to include in the Prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding. 19. Indemnification. (a) Insurance Company shall indemnify and hold harmless CRMC, each of the Master Funds, and each of its affiliates, directors, officers, employees and agents and each person who controls them within the meaning of the Securities Act of 1933, as amended, from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees ("Losses"), to which they may be subject, insofar as such Losses arise out of or are based upon (i) Insurance Company's negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) Insurance Company's violation of any Applicable Law in connection with the performance of its duties and obligations under this Agreement, and (iii) any material breach by Insurance Company of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement by Insurance Company. Insurance Company shall also reimburse CRMC, the Master Funds and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which Insurance Company may otherwise have to CRMC, the Master Funds or their respective affiliates. (b) CRMC and the Series, as applicable, shall each indemnify and hold harmless, Insurance Company, each of the Funds, and each of its affiliates, its directors, officers, employees and agents and each person who controls them within the meaning of the Securities Act of 1933, as amended, from and against any and all Losses to which they may be subject, insofar as such Losses arise out of or are based upon (i) CRMC or the Series’ negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) CRMC of the Series’ violation of Applicable Law in connection with the performance of its duties and obligations under this Agreement, and (iii) any material breach by CRMC of the Series of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement by CRMC or the Series. CRMC or the Series, as applicable, shall also reimburse Insurance Company and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which CRMC or the Series may otherwise have to Insurance Company or the Funds and their respective affiliates.

4/12/2021 exe29_jnlnypartagmnt05012010.htm https://www.sec.gov/Archives/edgar/data/933691/000093369110000039/exe29_jnlnypartagmnt05012010.htm 9/14 (c) Promptly after receipt by a party entitled to indemnification under this paragraph 19 (an "Indemnified Party") of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph 19, notify the indemnifying party of the commencement thereof. The indemnifying party will be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action and the appointment of satisfactory counsel, Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this paragraph for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not, without the prior written consent of the Indemnified Party, settle or compromise the liability of the Indemnified Party; provided, however, that in the event that the Indemnified Party fails to provide its written consent, the indemnifying party shall thereafter be liable to provide indemnification only to the extent of the amount for which the action could otherwise have been settled or compromised. 20. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate with respect to one, some or all of the Funds and Master Funds: (a) by mutual agreement at any time; or (b) any party at any time, with respect to one, some or all of the Master Funds, upon six months written notice; (c) at the option of Insurance Company, the Trust, CRMC or the Series upon ten calendar days’ prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts; or (d) at the option of Insurance Company or the Trust, upon ten calendar days’ prior written notice, if shares of the Series are not reasonably available; or (e) at the option of Insurance Company or the Trust, immediately upon written notice, if the Series or CRMC fails to meet the requirements for diversification under Section 817 (or any successor or similar provision) or to qualify as a RIC under the Code or if the Insurance Company or Trust reasonably and in good faith believes a Master Fund may fail to meet such requirements or qualify; or (f) in the event the Series’ shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Funds or the Contracts issued or to be issued by Insurance Company; in such event prompt notice shall be given by Insurance Company, the Trust or the Series to each of the other parties; or (g) at Insurance Company or Trust’s option by written notice to the Series and/or CRMC if Insurance Company or Trust shall determine in its sole judgment exercised in good faith, that to stop offering a Fund because either the Series or CRMC has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or (h) at the option of the Series or CRMC by written notice to Insurance Company and the Trust if the Series or CRMC shall determine in its sole judgment exercised in good faith, that Insurance Company or the Trust has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate. The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice. 21. All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received: (a) when delivered by hand (with written confirmation of receipt); (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

4/12/2021 exe29_jnlnypartagmnt05012010.htm https://www.sec.gov/Archives/edgar/data/933691/000093369110000039/exe29_jnlnypartagmnt05012010.htm 10/14 If to Insurance Company: Jackson National Life Insurance Company of New York 7601 Technology Way Denver, CO 80237 Attn: Steven M. Kluever Facsimile No.: 720-489-6580 If to the Trust: JNL Series Trust 1 Corporate Way Lansing, MI 48951 Attention: General Counsel, Legal Department Facsimile No.: 517-706-5517 If to Series: American Funds Insurance Series 333 S. Hope Street, 55th Floor Los Angeles, California 90071 Attention: Facsimile No.: with a copy to: Capital Research and Management Company 333 S. Hope Street, 55th Floor Los Angeles, California 90071 Attention: Facsimile No.: If to CRMC: Capital Research and Management Company 333 S. Hope Street, 55th Floor Los Angeles, CA 90071 Attention: Facsimile No.: with a copy to: Capital Research and Management Company 333 S. Hope Street, 55th Floor Los Angeles, California 90071 Attention: Facsimile No.: 22. If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination. 23. If this Agreement terminates, the Series, at the Trust’s option, will continue to make additional shares of the Series available for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series liquidates or applicable laws prohibit further sales. The Trust agrees not to redeem shares of the Series unless: (a) the Agreement is terminated; (b) legitimately required to do so according to a Contract owner’s request; (c) under an order from the Commission or pursuant to exemptive relief granted by the Commission or pursuant to a vote of Contract owners; (d) as otherwise agreed to or permitted among the parties; or (e) Insurance Company or the Trust provides at least sixty (60) days advance written notice. 24. The obligations of the Trust and the Series under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except CRMC if it is a shareholder) of the Trust and the Series individually, but bind only the Trust and the Series’ assets. When seeking satisfaction for any liability of the Trust and the Series in respect of this Agreement, each of the parties agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Notwithstanding the foregoing, if Insurance Company or the Trust seek satisfaction for any liability of the Series in respect of this Agreement, Insurance Company (on behalf of itself or any Account) and/or the Trust may seek recourse against CRMC. All obligations of the Trust hereunder shall be binding only upon the assets of Trust and shall not be binding on any other series of the Trust or on the trustees, officers or shareholders of the Trust or of any other series of the Trust.

4/12/2021 exe29_jnlnypartagmnt05012010.htm https://www.sec.gov/Archives/edgar/data/933691/000093369110000039/exe29_jnlnypartagmnt05012010.htm 11/14 Notwithstanding the applicability of New York law to this Agreement pursuant to Section 24, this provision with regard to the obligations and liabilities of the Trust and the Series and their respective Trustees, officers, employees or shareholders (except CRMC if it is a shareholder) shall control. 25. This Agreement shall be construed in accordance with the laws of the State of New York without reference to its conflicts of law provisions. 26. This Agreement and the parties’ rights, duties and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other parties hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void; provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement. 27. CRMC and the Series agree that the names, addresses, and other information relating to the Contract owners or prospects for the sale of the Contracts developed by Insurance Company are the exclusive property of the Insurance Company and may not be used by CRMC, the Series, or their affiliates or agents without the written consent of the Insurance Company except for carrying out the terms of this Agreement or as otherwise provided for in this Agreement and any amendments thereto. Each party to this Agreement agrees to maintain the confidentiality of all information (including personal financial information of the customers of either party) received from the other party pursuant to this Agreement. Each party agrees not to use any such information for any purpose, or disclose any such information to any person, except as permitted or required by applicable laws, rules and regulations, including the Gramm-Leach-Bliley Act and any regulations promulgated thereunder. 28. Each party hereto shall cooperate with the other parties and all appropriate governmental authorities and shall permit authorities reasonable access to its books and records upon proper notice in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party shall maintain and preserve all records in its possession as required by law to be maintained and preserved in connection with the provision of the services contemplated hereunder. Upon the request of a party, the other party shall provide copies of all records as may be necessary to (a) monitor and review the performance of either party's activities, (b) assist either party in resolving disputes, reconciling records or responding to auditor's inquiries, (c) comply with any request of a governmental body or self-regulatory organization, (d) verify compliance by a party with the terms of this Agreement, (e) make required regulatory reports, or (f) perform general customer service. The parties agree to cooperate in good faith in providing records to one another under this provision. 29. The following Sections shall survive any termination of this Agreement: [4-7 19, 22-30]. 30. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms, and will not result in its violating any applicable law or breaching or otherwise impairing any of its contractual obligations. 31. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. 32. This Agreement and any amendment to it may be executed in one or more counterparts. All of those counterparts shall constitute one and the same agreement. 33. In the event of a dispute between the parties with respect to this Agreement, and in the event the parties are unable to resolve the dispute between them within 60 days from the date of the aggrieved party’s notice of its intent to press the dispute, then before any party shall undertake to litigate the dispute it shall be submitted to non-binding arbitration conducted expeditiously. One arbitrator is to be named by each party to the disagreement and a fifth arbitrator to be selected by the four arbitrators named by the parties. The expenses of such arbitration shall be paid by the non-prevailing party. The arbitrators’ findings may only recommend compensatory damages. Should any party not be satisfied with the arbitrators’ decision the parties may seek any other legal recourse. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written. JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK (on behalf of itself and each Account) Attest: /s/ Kristen K. Leeman By: Thomas J. Meyer

4/12/2021 exe29_jnlnypartagmnt05012010.htm https://www.sec.gov/Archives/edgar/data/933691/000093369110000039/exe29_jnlnypartagmnt05012010.htm 12/14 Its: Senior Vice President and General Counsel JNL SERIES TRUST Attest: /s/ Kristen K. Leeman By: Mark Nerud Its: President and CEO AMERICAN FUNDS INSURANCE SERIES Attest: By: Steven I. Koszalka Its: Secretary CAPITAL RESEARCH AND MANAGEMENT COMPANY Attest: By: Michael J. Downer Its: Senior Vice President and Secretary

4/12/2021 exe29_jnlnypartagmnt05012010.htm https://www.sec.gov/Archives/edgar/data/933691/000093369110000039/exe29_jnlnypartagmnt05012010.htm 13/14 A��������� A Master Funds and Corresponding Funds American Funds Insurance Series Master Funds: Trust Funds: q American Funds Growth & Income Fund q JNL/American Funds Growth-Income Fund q American Funds International Fund q JNL/American Funds International Fund q American Funds Blue Chip Income & Growth Fund q JNL/American Funds® Blue Chip Income and Growth Fund q American Funds New World Fund q JNL/American Funds New World Fund q American Funds Global Bond Fund q JNL/American Funds Global Bond Fund q American Funds Global Small Cap q JNL/American Funds Global Small Capitalization Fund

4/12/2021 exe29_jnlnypartagmnt05012010.htm https://www.sec.gov/Archives/edgar/data/933691/000093369110000039/exe29_jnlnypartagmnt05012010.htm 14/14 A��������� B LIST OF ACCOUNTS: JNLNY Separate Account I JNLNY Separate Account II JNLNY Separate Account IV